                                                           EXHIBIT NO. EX-99.b.1

                        DIMENSIONAL INVESTMENT GROUP INC.

                                * * * * * * * * *

                              AMENDED AND RESTATED
                                     BY-LAWS

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                                    ARTICLE I

     Section 1. Fiscal Year.  Unless  otherwise  provided by  resolution  of the
Board of Directors  (the  "Board"),  the fiscal year of  Dimensional  Investment
Group Inc. (the "Corporation") shall begin December 1 and end on the last day of
November.

     Section 2. Registered  Office.  The registered office of the Corporation in the State of Maryland shall be located at 32 South Street,  Baltimore,  Maryland
21202.  The name of its Resident Agent is The  Corporation  Trust  Incorporated,
whose address is the same as above.

     Section  3.  Other  Offices.  The  Corporation  shall  also have a place of business in Santa Monica,  California,  and the Corporation shall have the power to open  additional  offices for the conduct of its  business,  either within or outside the States of Maryland and  California,  at such places as the Board may from time to time designate.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 1. Place of Meeting.  Annual  Meetings,  if held,  shall be held in such  place as the Board may by  resolution  establish.  In the  absence  of any specific  resolution,  Annual  Meetings  of  Stockholders  shall  be held at the
Corporation's  principal  office  in  Santa  Monica,  California.   Meetings  of
stockholders  for any other purpose may be held at such place as shall be stated
in the Notice of the Meeting, or in a duly executed Waiver of Notice thereof.

     Section 2. Annual  Meetings.  The  Corporation  is not  required to hold an
Annual Meeting in any year in which the Corporation is not required to convene a meeting under the Investment Company Act of 1940, as amended (the "Act"). If the
Corporation  is required by the Act to hold a meeting of  stockholders  to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year and shall be held no later  than 60 days after the  occurrence  of the event requiring the meeting; except if an order is granted by the Securities and
Exchange  Commission (the "SEC") exempting the Corporation from the operation of
Section 16(a) of the Act or a no-action  position of similar effect is obtained, in which  event  such  meeting  shall be held no later  than 120 days  after the occurrence of the event requiring the meeting.  Otherwise, Annual Meetings shall be held only if called by the Board and,  if called,  shall be held on such date as fixed by the Board by resolution.

     Section 3. Special  Meetings.  Special  Meetings of the stockholders may be called at any time by the President, or by a majority of the Board, and shall be called by the President or Secretary of the Corporation  upon written request of the holders of shares entitled to cast not less than twenty-five per cent of all the votes entitled to be cast at such meeting.

     Section 4. Notice. Not less than 10 or more than 90 days before the date of
every  Annual  or  Special  Meeting  of  Stockholders,   the  Secretary  of  the
Corporation  shall give to each  stockholder  entitled  to vote at such  meeting written  notice  stating the time and place of the meeting and, in the case of a
Special Meeting of Stockholders, the purpose(s) for which the meeting is called.
Business  transacted at any Special Meeting of Stockholders  shall be limited to the purposes stated in the Notice of the Meeting.

     Section 5.  Record Date for  Meetings.  The Board of  Directors  may fix in
advance a date not more than 90, nor less than 10, days prior to the date of any
Annual or Special Meeting of Stockholders as a record date for the determination of the  stockholders  entitled to receive notice of the Meeting,  and to vote at any Meeting and any adjournment thereof. If an Annual Meeting of Stockholders is held to elect directors pursuant to the requirements of the Act, the Board shall fix the record date within the time required for holding such Annual  Meeting of
Stockholders  as provided in Section 2 of this  Article II, but not more than 90 nor less than 10 days prior to such  Meeting.  Only those  stockholders  who are stockholders  of record on the date so fixed shall be entitled to receive notice of and to vote at such Meeting and any adjournment  thereof, as the case may be, notwithstanding  any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 6. Quorum.  At any meeting of stockholders,  the presence in person or by  proxy  of  stockholders  entitled  to cast a  majority  of all the  votes entitled to be cast at the meeting shall constitute a quorum. If, however,  such quorum shall not be present or represented  at any meeting of the  stockholders, the stockholders  entitled to vote thereat,  present in person or represented by proxy, shall have the power to adjourn the meeting, until a time, without notice other  than  announcement  at the  meeting,  until a quorum  shall be present or represented.  At such  adjourned  meeting at which a quorum  shall be present or represented,  any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. Majority.  Except as otherwise provided by applicable law or the
Articles of Incorporation,  a majority of all votes cast at a meeting at which a quorum is present is  sufficient  to approve  any matter  which  properly  comes before the meeting.

     Section 8.  Voting.  The holders of each share of stock of the  Corporation then issued and  outstanding  and entitled to vote,  irrespective  of the class, shall be voted in the aggregate  and not by class,  except:  (1) when  otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Act, shares shall be voted by class;  and (3) when a matter to be voted upon does not affect any interest of a particular  class,  then only  stockholders of the affected class(es) shall be entitled to vote thereon.

     A stockholder  may vote in person or by proxy,  but no proxy shall be valid after 11 months from its date,  unless  otherwise  provided in the proxy. At all meetings of  stockholders,  unless the voting is  conducted by  inspectors,  all questions  relating to the  qualification  of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

     Section 9.  Inspectors.  At any  election  of  Directors,  the Board  prior thereto may, or, if the Board has not so acted, the Chairman of the meeting may, and upon the  request of the  holders of 10% of the shares  entitled  to vote at such election shall,  appoint an inspector of election who shall first subscribe an oath of  affirmation  to execute  faithfully  the duties of inspector at such election  with strict  impartiality  and  according to the best of such person's ability,  and shall after the election make a  certificate  of the result of the vote taken.  No  candidate  for the office of  Director  shall be  appointed  an inspector of election. The Chairman of the meeting may cause a vote by ballot to be taken  upon any  election  or  matter,  and such vote shall be taken upon the request of the holders of 10% of the stock  entitled to vote on such election or matter.

                                   ARTICLE III

                                    Directors

     Section 1. General Powers. The business of the Corporation shall be managed by its Board of  Directors,  which may exercise  all powers of the  Corporation, except such as are by statute,  or the  Articles of  Incorporation,  or by these
By-Laws conferred upon or reserved to the stockholders.

     Section 2. Number and Term of Office.  The number of Directors  which shall constitute the whole Board shall be determined from time to time by the Board of
Directors, but shall not be fewer than three, nor more than fifteen, except when there are less than three stockholders of the Corporation, when there may be two
Directors.  Each Director  shall hold office until his/her  successor is elected and qualified. Directors need not be stockholders.

     Section 3. Election.  Directors shall be elected by the stockholders except that any vacancy in the Board of Directors  may be filled by a majority  vote of the entire Board if, immediately after filling such vacancy, at least two-thirds of the Board  have been  elected by the  stockholders.  In the event that at any time less than a majority of the  Directors of the  Corporation  were elected by the  stockholders,  the Corporation  shall cause a meeting of stockholders to be held for the purpose of electing Directors, as provided in Article II, Section 2 hereof.

     Section 4. Place of Meeting. Meetings of the Board, regular or special, may be held at any  place in or out of the State of  Maryland  as the Board may from time to time determine.

     Section 5. Quorum.  At all meetings of the Board,  a majority of the entire
Board shall constitute a quorum for the transaction of business,  and the action of a  majority  of the  Directors  present  at any  meeting at which a quorum is present  shall be the  action of the  Board,  except as  otherwise  provided  by applicable  law. If a quorum  shall not be present at any meeting of  Directors, the Directors present thereat may, by a majority vote,  adjourn the meeting from time to time,  without notice other than  announcement  at the meeting,  until a quorum shall be present.

     Section 6.  Regular  Meetings.  Regular  meetings  of the Board may be held without  notice at such time and place as shall from time to time be  determined by the Board.

     Section 7. Special Meetings. Special Meetings of the Board may be called by the President on one day's notice to each  Director;  Special  Meetings shall be called by the  President  or  Secretary in like manner and on like notice on the written request of two Directors.

     Section 8. Informal  Actions.  Any action required or permitted to be taken at any meeting of the Board or of any  committee  thereof may be taken without a meeting,  if a  written  consent  to  such  action  is  signed  in one  or  more counterparts by all members of the Board or of such  committee,  as the case may be, and such  written  consent is filed with the minutes of  proceedings  of the
Board or committee.

     Section 9. Committees.  The Board may by resolution passed by a majority of the whole Board appoint from among its members an executive  committee and other committees  composed  of two  or  more  Directors,  and  may  delegate  to  such committees,  in the intervals  between  meetings of the Board, any or all of the powers  of the  Board in the  management  of the  business  and  affairs  of the
Corporation,  except  the  power to  declare  dividends,  to  issue  stock or to recommend to stockholders any action requiring  stockholders'  approval.  In the absence  of any  member of a  committee,  the  members  thereof  present  at any meeting,  whether or not they  constitute a quorum,  may appoint a member of the
Board to act in the place of such absent member.

     Section 10. Action of Committees.  Each committee  shall report the same to the Board at the meeting next succeeding,  and any action by the committee shall be subject to revision and  alteration by the Board,  provided that no rights of third persons shall be affected by any such revision or alteration.

     Section 11. Compensation.  Any Director,  whether or not a salaried officer or employee of the Corporation, may be compensated for services as a Director or as a member of a committee of Directors, or as Chairman of the Board or Chairman
of a committee by fixed periodic  payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses,  all in such manner and amounts as the Board may from time to time determine.

                                   ARTICLE IV

                                     Notices

     Section 1. Form.  Notices to stockholders shall be in writing and delivered personally or mailed to the  stockholders  at their  addresses  appearing on the books of the Corporation.  Notices to Directors shall be oral or by telephone or telegram or in writing delivered  personally or mailed to the Directors at their addresses  appearing  on the books of the  Corporation.  Notice by mail shall be deemed  to be given  at the time  when the  same  shall  be  mailed.  Notice  to
Directors  need not state the  purpose of a Regular  or  Special  Meeting of the
Board.

     Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of the  stockholders,  the Board or a committee  is required to be given under the  provisions of Maryland law or under the provisions of the Articles of
Incorporation  or these  By-Laws,  a waiver  thereof in  writing,  signed by the person(s)  entitled to such  notice and filed with the  records of the  meeting, whether before or after the holding thereof, or actual attendance at the meeting of  stockholders  in  person  or by  proxy,  or at the  meeting  of the Board or committee in person,  shall be deemed equivalent to the giving of such notice to such person(s).

                                    ARTICLE V

                                    Officers

     Section 1. Number.  The officers of the Corporation  shall be chosen by the
Board and  shall  include:  (1) a  President,  who shall be the Chief  Operating
Officer of the Corporation and a Director; (2) a Secretary; and (3) a Treasurer.
The Board may,  from time to time,  elect or appoint a  Controller,  one or more
Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board shall also appoint one or more  Chairmen,  who shall  function as the Chief  Executive
Officer and the Chief Investment Officer of the Corporation.  The Chairmen shall perform and execute  such duties and powers as the Board shall from time to time prescribe.  Two or more  offices  may be held by the same  person but no officer shall  execute,  acknowledge or verify any instrument in more than one capacity, if such  instrument is required by law, the Articles of  Incorporation  or these
By-Laws to be executed, acknowledged or verified by two or more officers.

     Section 2. Other  Officers.  The Board from time to time may  appoint  such other  officers  and agents as the Board  shall deem  advisable,  who shall hold their  offices for such terms and shall  exercise  such powers and perform  such duties as shall be  determined  from time to time by the  Board.  The Board from time to time may delegate to one or more officers or agents the power to appoint any such subordinate  officers or agents and to prescribe the respective rights, terms of office, authorities and duties of such subordinate officers and agents.

     Section 3. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board, except that the Board may  delegate  to any person or group of persons  the power to fix the salary or other  compensation of any subordinate  officers or agents appointed pursuant to
Section 2 of this Article V.

     Section 4.  Tenure.  The  officers  of the  Corporation  shall serve at the pleasure  of Board and until their  successors  are  elected  and  qualify.  Any officer  may be  removed  by the  affirmative  vote of a  majority  of the Board whenever, in its judgment,  the best interests of the Corporation will be served thereby.  Any  vacancy  occurring  in any  office of the  Corporation  by death, resignation, removal, or otherwise, shall be filled by the Board.

     Section 5.  President-Chief  Operating Officer.  The President shall be the chief  operating  officer of the  Corporation;  he shall see that all orders and resolutions  of the Board are carried into effect.  The President  shall perform such other  duties and have such other powers as the Board may from time to time prescribe.

     Section  6.  Vice-Presidents.  The  Vice-Presidents,  in the order of their seniority,  shall,  in the absence or disability of the  President,  perform the duties and exercise  the powers of the  President  and shall  perform such other duties as the Board may,  from time to time,  prescribe;  provided that the Vice
President-Chief  Administrative  Officer, if any person has been elected to such
office  by  the  Board  and  then  holds  such   office,   shall  be  the  chief
administrative officer of the Corporation.

     Section 7.  Secretary.  The Secretary  and/or an Assistant  Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any committee when required.  The Secretary shall give, or cause to be given, notice of meetings of the  stockholders,  the Board and each  committee,  and shall perform such other duties as may be prescribed by the Board or President,  under whose  supervision the Secretary shall be.

     Section 8. Assistant Secretaries.  The Assistant  Secretaries,  in order of their  seniority,  shall in the absence or disability of the Secretary,  perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board shall prescribe.

     Section  9.  Treasurer.  The  Treasurer,  unless  another  officer  of  the
Corporation has been so designated,  shall be the chief financial officer of the
Corporation.  He shall supervise the general  activities of the  Controller,  if any,  and  shall  also  perform  those  acts as the  Board may from time to time determine by resolution.

     Section 10.  Controller.  The Board may designate a Controller who shall be under the  direct  supervision  of the  Treasurer.  He shall  maintain  adequate records  of  all  assets,  liabilities  and  transactions  of  the  Corporation, establish and maintain internal accounting controls and, in cooperation with the independent  public  accountants  selected  by  the  Board,  supervise  internal auditing.  He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board.

     Section 11. Assistant Treasurers. The Assistant Treasurers, in the order of their  seniority,  shall in the absence or disability of the Treasurer,  perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board may from time to time prescribe.

                                   ARTICLE VI

                                      Stock

     Section 1. Issuance  without  Certificates;  Stock Ledger.  The issuance of shares of stock in the  Corporation  shall be  recorded by  electronic  or other means without the issuance of certificates, provided that shares of stock in the
Corporation  represented  by  certificates  shall  not be  affected  until  such certificates are surrendered to the Corporation.  The Corporation shall maintain an original stock ledger  containing the names and addresses of all stockholders and the number and class of shares held by each  stockholder.  Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     Section  2.  Lost  Certificates.  If  any  stockholder  alleges  that  such stockholder's  certificate(s)  for shares of stock in the Corporation  have been stolen, lost or destroyed,  upon the making of an affidavit of that fact by such stockholder or upon other satisfactory evidence of such loss or destruction, the
Board may direct that the  Corporation's  stock  ledger be marked to cancel such certificates  and record the ownership of such shares in accordance with Section
1 of this  Article.  When  authorizing  such  cancellation  and  recordation  of ownership, the Board may, in its discretion and as a condition precedent to such action, require the stockholder,  or his/her legal representative,  to advertise the same in such manner as it shall  require and to give the  Corporation a bond with sufficient  surety to indemnify the  Corporation  against any loss or claim that may be made by reason of such action.

     Section 3. Registered  Stockholders.  The Corporation  shall be entitled to recognize the exclusive  right of a person  registered on its books as the owner of shares to receive dividends and vote such shares.

     Section 4.  Transfer  Agents and  Registrars.  The Board may,  from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

                                   ARTICLE VII

                               General Provisions

     Section 1.  Dividends.  With respect to  "dividends"  (including  dividends designated as "short" or "long" term "capital  gains"  distributions  to satisfy requirements of the Internal  Revenue Code of 1986, as amended from time to time
(the "Code")):

     (a)  Dividends on shares of a Portfolio  may be  reinvested  in  additional shares of such  Portfolio  at the net asset  value  thereof,  as provided in the
Corporation's registration statement under the Act.

     (b) The Board, in declaring any dividend, may fix a record date not earlier than the date of declaration or more than 90 days after the date of declaration, as of  which  the  stockholders  entitled  to  receive  such  dividend  shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares occurring after such record date.

     (c) Dividends or distributions on shares of stock, whether payable in stock or cash,  shall be paid out of  earnings,  surplus or other  lawfully  available assets;  provided that no dividend  payment or  distribution  in the nature of a dividend  payment  may be made  wholly  or partly  from any  source  other  than accumulated,  undistributed  net  income,  determined  in  accordance  with good accounting practice, and not including profits or losses realized in the sale of securities or other properties,  unless such payment is accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

     (i)  Accumulated  or  undistributed  net income,  not including  profits or losses from the sale of securities or other properties;

     (ii) Accumulated or  undistributed  net profits from the sale of securities or other properties;

     (iii)Net profits from the sale of  securities  or other  properties  during the current fiscal year; and

     (iv) Paid-in surplus or other capital source.

     (d)  In  declaring  dividends  and  in  recognition  that  a  goal  of  the
Corporation is for each Portfolio to qualify as a "regulated investment company"
under the Code,  the Board shall be entitled to rely upon  estimates made in the last two  months  of the  fiscal  year  (with the  advice  of the  Corporation's auditors) as to the amounts of distribution  necessary for this purpose; and the
Board,  acting  consistently with good accounting  practice and with the express provisions of these By-Laws,  may credit  receipts and charge payments to income or otherwise, as to it may seem proper.

     (e)  Any  dividends  declared,   except  as  aforesaid,   shall  be  deemed
liquidating  dividends  and the  stockholders  shall be so  informed to whatever extent may be  required  by law.  A notice  that  dividends  have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constituted  liquidating dividends.

     (f) Anything in these  By-Laws to the contrary  notwithstanding,  the Board may at any time  declare and  distribute  pro rata among the  stockholders  of a
Portfolio,  as of a record date fixed as above provided,  (i) a "stock dividend"
of additional  shares of such Portfolio,  issuable out of either  authorized but unissued  or  treasury  shares of the  Corporation,  or both;  or (ii) any other dividend or distribution, in cash or in-kind, necessary to reduce or eliminate a
Portfolio's U.S. federal income or excise taxes for any tax period.

     Section 2. Rights in Securities.  The Board, on behalf of the  Corporation, shall have the  authority  to exercise all of the rights of the  Corporation  as owner of any securities  which might be exercised by any individual  owning such securities in his/her own right; including but not limited to, the right to vote by proxy for any and all purposes and the right to authorize  any officer of the investment adviser or other delegate to execute proxies.

     Section 3. Claims Against  Portfolio Assets. In any loan agreement by which funds are  borrowed  for a  Portfolio  and each  related  agreement  to  pledge, mortgage or hypothecate  any of the assets of such  Portfolio,  the  Corporation shall  provide  that such loan shall be repaid  solely out of the assets of such
Portfolio and that, to the extent such loan may be secured only by the assets of such  Portfolio,  no  creditor  of such  Portfolio  shall have any rights to any assets of the  Corporation  other  than the  specific  assets  which  secure the agreement.

     Section 4. Reports. The Corporation shall furnish stockholders with reports of its financial condition as required by Section 30(d) of the Act and the rules thereunder.

     Section 5. Bonding of Officers and Employees. All officers and employees of the Corporation  shall be bonded to such extent,  and in such manner,  as may be required by law.

                                  ARTICLE VIII

                               Indemnification of
                             Officers and Directors

     Section  1.  With  respect  to  the  indemnification  of the  officers  and
Directors of the Corporation:

     (a) The Corporation shall indemnify each officer and Director made party to a proceeding,  by reason of service in such capacity, to the fullest extent, and in the manner provided,  under Section 2-418 of the Maryland General Corporation
Law:  (i) unless it is proved that the person  seeking  indemnification  did not meet the standard of conduct set forth in subsection (b)(1) of such section; and
(ii) provided,  that the Corporation shall not indemnify any officer or Director for any liability to the  Corporation or its security  holders  arising from the willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

     (b) The  provisions of clause (i) of paragraph (a) herein  notwithstanding, the  Corporation  shall indemnify each officer and Director  against  reasonable expenses incurred in connection with the successful defense of any proceeding to which such officer or Director is a party by reason of service in such capacity.

     (c) The Corporation, in the manner and to the extent provided by applicable law,  shall  advance  to  each  officer  and  Director  who is made  party  to a proceeding  by  reason of  service  in such  capacity  the  reasonable  expenses incurred by such person in connection therewith.

                                   ARTICLE IX

                                   Amendments

     Section 1. These  By-Laws  may be altered or repealed at any meeting of the
Board, provided that the right of the Board to amend and the amendment procedure meet the requirements of the Act, if any.

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